Braver PC
Accountants & Advisors

FORM 8-K ATTACHMENT - CHANGE OF ACCOUNTANTS' LETTER

January 6, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by FCCC, Inc. under Item 4.01 of its Form 8-K dated January 6, 2014. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of FCCC, Inc. contained therein.

Very truly yours,

Braver, P.C.

Braver P.C.

mgi Business Solutions Worldwide
155 South Main Street, Suite 100, Providence, RI 02903 T 401.421.2710 F 401.274.5230 www.thebravergroup.com
Needham
Taunton
Providence